BALDWIN & LYONS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1997


TO THE SHAREHOLDERS OF
BALDWIN & LYONS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. (the "Corporation") will be held Tuesday, May 6, 1997 at 10:00 a.m., Indianapolis Time, at 1099 North Meridian Street, Indianapolis, Indiana 46204 for the following purposes:

     1.   To elect nine (9) directors,

     2. To consider and act upon certain amendments to the Baldwin & Lyons, Inc. Employee Discounted Stock Option Plan,

     3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation, and

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 17, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

     Shares of the Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.

Date:  March 31, 1997.

                                   By Order of the Board of
                                   Directors

                                   /s/ James E. Kirschner

                                   James E. Kirschner
                                   Secretary



            YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, DATE, SIGN AND
               PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON


                              BALDWIN & LYONS, INC.

                                 PROXY STATEMENT

                               General Information

USE OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by Baldwin & Lyons, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 6, 1997, in accordance with the foregoing notice. The Proxy Statement and accompanying proxy card were mailed to shareholders on or about March 31, 1997.

     The mailing address of the Corporation's principal office is 1099 North Meridian Street, Indianapolis, Indiana 46204.

     Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Corporation, and not revoked, will be voted at the Annual Meeting.

     Shares will be voted in accordance with the directions of the shareholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the election of the nine directors named as nominees in this Proxy Statement; FOR the proposed modifications to the Baldwin & Lyons, Inc. Employee Discounted Stock Option Plan; and FOR the appointment of Ernst & Young LLP as independent auditors for the Corporation. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

RECORD DATE AND VOTING SECURITIES

     The close of business on March 17, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of March 17, 1997, the Corporation had 2,440,579 shares of Class A Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote, exercisable in person or by proxy. There are no other outstanding securities of the Corporation entitled to vote, and there will be no cumulative voting for the election of directors. Shares of Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.

     The By-Laws of the Corporation specify that the Board of Directors is to consist of ten (10) members. As a result of the death of John C. Aldin, Chairman of the Board and Chief Executive Officer on February 21, 1997, only nine of the originally intended nominees are available to stand for election to the Board of Directors. No decision has been made as to when, or if, the vacancy will be filled or if the Board of Directors will be reduced to nine members.


     PROXIES MAY NOT BE VOTED FOR GREATER THAN NINE (9) NOMINEES.




EXPENSES OF SOLICITATION

     All expenses of the solicitation of proxies will be paid by the Corporation. Officers, directors and other employees of the Corporation may also solicit proxies by telephone or telegram or by special calls. The Corporation will also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in forwarding proxies and proxy material to the beneficial owners of the Corporation's stock.


BENEFICIAL OWNERS OF MORE THAN 5% OF THE CLASS A COMMON STOCK

The following table contains information concerning persons who, to the knowledge of the Corporation, beneficially owned on March 17, 1997, more than 5% of the outstanding voting securities of the Corporation:

-------------------------------------------------------------------------------------
     Name and Address of      Number of Class A Shares      Percent of Class A Shares
     Beneficial Owner (1)          and Nature of
                                Beneficial Ownership
---------------------------  ---------------------------  ---------------------------
SHAPIRO FAMILY  INTERESTS
   (in the aggregate) (2)              999,600                        40.96%
    311 S. Wacker Drive
    Chicago, Illinois
        Nathan Shapiro                 622,200                        25.49%
        Lester Shapiro                 283,200                        11.60%
        Robert Shapiro                 406,500                        16.66%
        Norton Shapiro                 324,300                        13.29%

CIBC TRUST COMPANY                     524,718                        21.50%
   (Bahamas) Limited
    Nassau, Bahamas (3)

JOHN D. WEIL                           307,650                        12.61%
   509 Olive Street
   St. Louis, Missouri (4)
------------------------------------------------------------------------------------

(1) Shares as to which the beneficial owner has, or may be deemed to have, sole voting and investment powers as to Class A shares, except as otherwise noted.

(2) Information with respect to the Shapiro family interests was obtained from Amendment No. 13 to Schedule 13D dated December 23, 1986 and Forms 4 and 5 as filed by such persons with the Securities and Exchange Commission and delivered to the Corporation, and additional information was provided by Nathan Shapiro. The amounts shown for the individuals are included in the amount shown for the Shapiro family interests in the aggregate. Nathan, Robert and Norton Shapiro are sons of Lester Shapiro. The shares reported in the above table for the Shapiro family interests include 142,800 Class A (5.84%) shares held by Gelbart Fur Dressers, 33,000 Class A (l.35%) shares held of record by Jay Ell Company and 142,500 Class A shares (5.83%) held of record by Diversified Enterprises, Illinois partnerships of which Nathan, Robert and Norton Shapiro are the general partners and as to which they share voting and investment powers. These shares are also included in the listing for individual beneficial ownership of each of the three.

(3) Information regarding current ownership was obtained from the Form 5 filed with the Securities and Exchange Commission and delivered to the Corporation for the year ended December 31, 1993. According to Amendment No. 9 to
Schedule 13D, dated October l, 1986, as filed with the Securities and Exchange Commission and delivered to the Corporation, by CIBC Trust Company (Bahamas) Limited, such shares are held in trust for the benefit of members of the Pritzker family of Chicago, Illinois, including lineal descendants of Nicholas J. Pritzker and certain of their current and former spouses.

(4)  Information with respect to the interests of John D. Weil was obtained
from Amendment No. 2 to Schedule 13D, dated September 15, 1987 and Forms   4 and
5 filed with the Securities and Exchange Commission and delivered to the Corporation, and additional information provided by Mr. Weil. Mr. Weil and others who may be associated or affiliated with him, held, of record and beneficially, 307,650 Class A shares. The shares reported include all shares held in the name of family members, family custodianships or family trusts of Mr. Weil. Mr. Weil has reported that he has sole voting and investment powers as to 156,450 Class A shares and shared voting and investment powers as to 151,200 Class A shares, subject to the limitation that Mr. Weil has declared that the Schedule 13D shall not be construed as an admission that he is, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act, the beneficial owner of the securities covered by the Schedule 13D.

DIRECTORS AND NOMINEES

     Nine (9) directors are to be elected to hold office until the 1998 Annual Meeting and until their respective successors are elected and qualified. The Corporation contemplates that all of the nominees will be able to serve. However, if any of the nominees are unable to serve, the persons named as proxies in the accompanying Proxy may vote for another nominee, or nominees according to their best judgment.

     All of the nominees are now directors of the Corporation. None of the directors are family-related, except Nathan and Norton Shapiro, who are brothers. Set forth in the following summaries is the age of each director and nominee, all offices held with the Corporation, his principal occupation, a brief account of his business experience during the past five years and his other directorships.

     The By-Laws of the Corporation specify that the Board of Directors is to consist of ten (10) members. As a result of the death of John C. Aldin, Chairman of the Board and Chief Executive Officer on February 21, 1997, only nine of the originally intended nominees are available to stand for election to the Board of Directors. No decision has been made as to when, or if, the vacancy will be filled or if the Board of Directors will be reduced to nine members.

     Proxies may not be voted for greater than nine (9) directors. It is the intention of the Corporation to have one (1) vacancy at this time.

GARY W. MILLER (3)                      Age 56         Director Since 1977

     Mr. Miller was elected President of the Corporation in 1983, and prior thereto he served as Executive Vice President. He is also President and Chief Executive Officer of the Corporation's wholly-owned subsidiaries, Protective Insurance Company ("Protective") and B & L Insurance, Ltd. and Protective's wholly-owned subsidiary, Sagamore Insurance Company ("Sagamore"). Mr. Miller has been employed by the Corporation since 1966.



STUART D. BILTON (3)(4)                 Age 50         Director Since 1987

Mr. Bilton became the President and Chief Executive Officer of Chicago Trust Company in 1995. Prior thereto, he had been Executive Vice President of Chicago Title & Trust Company since 1986.


OTTO N. FRENZEL III                     Age 66         Director Since 1979

Mr. Frenzel is the Chairman of the Executive Committee of National City Bank of Indiana and prior thereto was the Chairman of the Board of National City Bank of Indiana, a national bank and a subsidiary of National City Corporation. Mr. Frenzel had held that position since 1992, when Merchants National Corporation, a bank holding company, merged with National City Corporation. Mr. Frenzel serves on the Board of Directors of the following companies: National City Corp.; Indianapolis Water Company; IWC Resources Corp.; Indiana Gas Company, Inc.; Indiana Energy, Inc.; American United Life Insurance Company; IPALCO Enterprises, Inc.; and Indianapolis Power & Light Company.

GREGORY T. MUTZ                         Age 51         Director Since 1979

Mr. Mutz has been the Chairman of the Board of Amli Residential Properties Trust, a real estate investment trust, since 1994. He also has been the Chairman of Amli Realty Co., Chicago, Illinois (formerly a partially owned subsidiary of the Corporation), since 1981; Chairman of Amli Commercial Property, LLC; President of Mutz & Associates, a management consulting firm, since 1981; Vice President of Unique Indoor Comfort, Inc., heating and air-conditioning contractors, since 1977; and Managing General Partner of Mutz Properties, a real estate and investment partnership, since 1975. Mr. Mutz is also a director of Amli Residential Properties Trust.

JOHN M. O'MARA (2)(3)                   Age 69         Director Since 1981

Mr. O'Mara is a business consultant and private investor. From 1993 though 1996 he was a financial consultant with Citicorp Venture Capital Ltd. He also serves as a director of Condere, Inc., Ghenoit Universal, Inc. and The Garden Companies, Inc. From 1990 to 1993 he was the Chairman of the Executive Committee, Quality Care Systems, Inc. He is also a director of The Midland Company and Plantronics, Inc.

THOMAS H. PATRICK (3)(4)                Age 52         Director Since 1983

Mr. Patrick is Executive Vice President, Special Advisory Services, Office of the Chairman of Merrill Lynch & Co., Inc. From 1989 to 1993 he was Executive Vice President - Equity Markets Group of Merrill Lynch & Co., Inc. Mr. Patrick also serves as a director of Comdisco, Inc.

NATHAN SHAPIRO (1)(2)(3)(4)(5)          Age 60         Director Since 1979

Nathan Shapiro is a general partner of SF Investments, Inc., a broker-dealer in securities located in Chicago, Illinois. Since December, 1977, he has also served as President of SLD Corp., management consultants. Mr. Shapiro also serves as a director of D.V.I., Inc.

NORTON SHAPIRO (1)(5)                   Age 64         Director Since 1983

Norton Shapiro is retired and was Executive Vice President of National Superior Fur Dressing & Dyeing Co., Inc., a corporation engaged in the processing, cleaning and dressing of furs. He had been an officer of that company since 1957.

L. LESLIE WATERS, Ph.D. (1)(2)(5)       Age 84         Director Since 1980

Dr. Waters served from 1964 to 1978 as Professor of Transportation and Business History in the Graduate School of Business, Indiana University, Bloomington, Indiana. Since his retirement in 1978, he has held the title of University Professor Emeritus. He currently serves as a consultant to private industry, trade associations and government units in the United States and in Europe.


     (1) Member of the Compensation and Employee Benefits Committee which makes recommendations to the Board of Directors concerning the compensation arrangements for the executive officers of the Corporation;
establishes policies relating to salaries and job descriptions;
evaluates performance of executive employees; and reviews and administers remuneration and incentive plans and employee benefit programs of the Corporation, other than those administered by the Option Committee. This Committee held no formal meeting during 1996 but carried on its business through telephone conversations and informal contacts among its members.

     (2) Member of the Audit Committee which reviews with the independent auditors the scope of the audit work performed, any questions arising in the course of such work, and inquiries as to other matters such as internal accounting controls, financial reporting and security and personnel staffing. The Audit Committee held one formal meeting during 1996 and also carried on its business through telephone conversations and informal contacts among its members.

     (3) Member of the Investment Committee which considers and makes decisions concerning investments made by the Corporation and each of its wholly owned subsidiaries. The Investment Committee held four formal meetings during 1996 and also carried on its business through frequent telephone conversations and informal contacts among its members.

     (4) Member of the Executive Committee which assists in examining various business opportunities for the Corporation and in planning the future direction of the Corporation. The Executive Committee held no formal meetings during 1996.

     (5) Member of the Option Committee which reviews, manages, and administers the Employee Discounted Stock Option and Deferred Director Fee Option
Plan and, in the case of the Employee Plan, designates officers and key employees to receive options and the number and terms of the options. The Committee also interprets the terms of all three plans.
The Option Committee, which has the same membership as the Compensation and Employee Benefits Committee held no formal meeting during 1996, but carried on its business through telephone conversations and informal contacts among its members.


     During 1996, the Board of Directors held four regular meetings, and each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served. The Board of Directors has no standing nominating committee or committee performing a similar function.

DIRECTORS' FEES

Members of the Board of Directors who are not employed by the Corporation received directors' fees in the amount of $3,000 for each quarterly meeting. Certain of the directors have elected to participate in the Baldwin & Lyons, Inc. Deferred Director Fee Option Plan ("Deferred Fee Plan"), which was approved by shareholders at the 1989 annual meeting, and thereby have deferred receipt of portions of their director fees. Options received under the plan are exercisable within ten years of the date of receipt at $0.33 per share, reflecting the effect of the three for one share split which became effective on November 17, 1993. A total of 4,278 discounted stock options were granted in lieu of cash compensation during 1996. From inception-to-date, a total of 52,827 options have been granted in lieu of cash compensation pursuant to the Deferred Fee Plan, none of which were exercised in 1996. A total of 6,898 have been exercised since inception of the Deferred Fee Plan. Directors who are employed by the Corporation do not receive directors' fees. Members of committees of the Board of Directors receive no additional compensation for their service on such committees. Travel and out-of-pocket expenses of members of the Board of Directors incurred in attending Board of Directors meetings and committee meetings are paid by the Corporation.

COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS AND MANAGEMENT

     The following table contains information concerning shares of Class A and B Common Stock of the Corporation beneficially owned on March 17, 1997 by all directors and nominees, the five most highly compensated executive officer (the "Named Executive Officers") and by all directors and officers as a group:

Name of Beneficial Owner         Class A Shares                Class B Shares
of Identity of Group (1)
                            -----------------------     ------------------------
                              Number      Percent           Number     Percent
                                               (9)          (2)(8)         (9)
-------------------------    ---------    --------      ----------     ---------
John C. Aldin                   18,750       0.77%          60,875        0.53%
Gary W. Miller                  37,029       1.52%         116,116        1.02%
Otto N. Frenzel, III             3,750       0.15%          23,733        0.21%
Gregory T. Mutz (3)             32,400       1.33%             686        0.01%
John M. O'Mara (4)              68,250       2.80%         281,733        2.47%
Thomas H. Patrick (5)           80,700       3.31%         230,998        2.02%
Nathan Shapiro (6)             622,200      25.49%       1,813,098       15.89%
Norton Shapiro (6)             324,300      13.29%       1,165,500       10.22%
L. Leslie Waters (7)             7,800       0.32%          24,900        0.22%
Stuart D. Bilton                   -0-         -0-          19,878        0.17%
Joseph J. DeVito                 3,750       0.33%          27,750        0.24%
James E. Kirschner              12,375       0.51%          43,500        0.38%
James W. Good                   13,800       0.57%          15,200        0.13%

Directors and officers as a    914,904      37.49%       2,700,067       23.32%
group (14 persons
including the above
named)

(1) Unless otherwise indicated, shares disclosed are those as to which the beneficial owner has sole voting and investment powers or sole investment power with respect to Class B shares; and includes the beneficial interest of spouses and minor children who share the same residence as the named individual.

(2) A total of 11,401,059 Class B shares were issued and outstanding as of March 17, 1997.

(3) Of the shares listed, Mr. Mutz shares voting and investment power in 15,600 Class A shares owned by Mutz Properties, a partnership of which Mr. Mutz is the managing general partner; and 9,000 Class A shares owned by the Thomas
Mutz Trust as to which Mr. Mutz shares investment power.

(4) Includes 11,100 Class A shares and 44,400 Class B shares owned by Mr. O'Mara's wife; and 45,900 Class A shares and 183,600 Class B shares held in trust for his minor children, with Mr. O'Mara serving as trustee. Mr. O'Mara disclaims any beneficial interest in the foregoing shares.

(5) Includes 29,100 Class A shares and 15,400 Class B shares owned by Mr. Patrick's wife; and 9,600 Class A shares and 38,400 Class B shares owned by his children, as to all of which he disclaims any beneficial interest.

(6) See "Beneficial Owners of More than 5% of the Common Stock" for Class A shares. The shares reported in the above table for Nathan Shapiro and Norton Shapiro include 1,150,800 Class B shares owned by Gelbart Fur Dressers and Jay Ell Company and Diversified Enterprises, partnerships of which Nathan Shapiro, Norton Shapiro and a third brother are general partners and as to which they share investment powers.

(7) Includes 150 Class A shares and 600 Class B shares owned by Dr. Waters' wife.

(8) Includes the number of Class B shares which each of the following persons have a right to acquire within 60 days by exercise of stock options: Mr. Aldin 44,000; Mr. Miller 30,000; Mr. Mutz 686; Mr. Nathan Shapiro and Mr. Patrick 9,198 each; Messrs. Frenzel, O'Mara and Bilton 8,733 each; Mr. DeVito 16,750, Mr. Kirschner 13,500, Mr. Good 15,200 and all officers and directors as a group 178,731.

(9) For purposes of determining the percentage of the class owned by each named individual, shares subject to options in favor of that individual are deemed outstanding but are not deemed outstanding for computing the percentage of the class held by any other person. All shares subject to options in favor of officers and directors as a group are deemed outstanding for purposes of computing the percentage of the class owned by the officers and directors as a group.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

JOINT REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE AND THE OPTION COMMITTEE

The executive compensation program is administered by the Compensation and Employee Benefit Committee of the Board of Directors (the "Committee") in conjunction with the Option Committee (the "Option Committee") which, at the present time, is composed of the same individuals. The Committee oversees the administration of the Corporation's employee benefits plans, other than those administered by the Option Committee, and establishes policies relating to compensation of employees. The Committee reviews all aspects of executive compensation and evaluates performance of the Corporation's executive officers. The Option Committee reviews, manages, and administers all of the stock option plans of the Corporation and, in the case of the Employee Plan, designates officers and key employees to receive options, and the number and terms of the options. The Committee and the Option Committee functions are coordinated to determine and review the total compensation package for each of the named executive officers of the Corporation. All decisions by the Committee relating to the compensation of the Corporation's executive officers are reviewed by the full Board before they are implemented.

The goal of the Corporation's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Corporation's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance. The Corporation also utilizes equity-based incentive and deferred compensation to ensure that executives, and management in general, have a continuing stake, as shareholders, in the long-term success of the Corporation. In order to most appropriately compensate senior executive officers of the Corporation, the Committee attempts to compensate each executive officer in the manner most appropriate to his personal situation.

In consideration of the close interrelationship of all departments in the operation of the Corporation, the Committee views the management team as a whole when determining compensation levels. The Committee first seeks to set the CEO's compensation in light of the standards mentioned above and the performance of the Corporation in relation to expectations of the Board and the individual situation of the CEO. The compensation of other executives is set in reference to the compensation of the CEO. Because of the unique nature of the markets which the Corporation serves, the Committee does not believe that there are companies or industry measures to which it can validly compare the performance of the Corporation over a limited period of time. Thus, while the Committee considers the Corporation's financial results in light of industry standards, prevailing market conditions for the Corporation's products and expectations regarding future performance, corporate performance is evaluated primarily against flexible, internally created goals and expectations which must be adjusted frequently in order to react to the numerous external factors which affect the Corporation. The Committee does not set specific numerical targets or goals, but rather evaluates the performance of the management team annually in relation to opportunities presented to them and challenges addressed by them. This process is largely subjective and is not intended to, and cannot be expected to, result in changes in executive compensation which are in direct proportion to increases or decreases in the Corporation's net income, return on equity or any other single quantitative measure or a predetermined combination of quantitative measures during the year.

In reviewing the compensation to be paid to the Corporation's executive officers during any given year, the Committee views the results of operations over a several year period. This approach recognizes the cyclical nature of the Corporation's business, the fact that, as a specialty insurance underwriter operating within very narrow markets, the Corporation must from time-to-time sacrifice short-term profits for long-term financial growth. In addition, this approach recognizes the stability of the executive management team which has essentially been in place since 1980. Portions of executive officers= annual incentive bonuses have, in the past, been paid in the form of discounted stock options and portions of salaries have been paid in the form of equity appreciation rights. No equity appreciation rights were granted during 1996. Payment of compensation with discounted stock options and equity appreciation rights results in total compensation which is highly leveraged against, and directly linked to, the Corporation's performance and increases in shareholder value. The linkage results from the relationship of the discounted stock options to the market price of the Corporation's Class B common shares and the relationship of the equity appreciation rights to the book value of the Corporation's shares.

In its deliberations regarding calendar year 1996, the Committee considered its long-term approach regarding the goals and performance of the Corporation and the performance and compensation of the executive officers of the Corporation as well as the individual circumstances of each executive officer The Committee also considered changes in duties occasioned by the realignment of product groups within the Corporation as well as the past pattern of base salary increases and the other forms of compensation which have been utilized in the previous years. Based on the long-term view of the Committee, and without consideration as to the form of the compensation, the Committee determined to increase salaries of executive officers by an average of 5.0% and annual bonuses by an average of 9.2% when compared to the prior year amounts. The Committee and the Option Committee also granted discounted stock options to executive officers during 1996, and believe that the increases approved are consistent with a long-term view of both the performance of the Corporation and of its executive officers.

The Committee has considered the possible impact of Section 162(m) of the Internal Revenue Code, and the regulations thereunder, on the deductibility of the executive compensation by the Corporation. At the present time, the Committee believes that the likelihood that Section 162(m) will have a minimal, if any, effect on the Corporation and the effect, should one occur, would be negligible. Nonetheless, the Committee plans to continue to monitor the section, the regulations, the situation of the Corporation and any possible impact they may have on the Corporation, and to take appropriate steps when, and if, any measures are necessary.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE
     Nathan Shapiro, Norton Shapiro and L. Leslie Waters

OPTION COMMITTEE
     Nathan Shapiro, Norton Shapiro and L. Leslie Waters


EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table discloses, for the years ended December 31, 1994, 1995 and 1996, the cash compensation paid by the Corporation, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Corporation ("Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE


                                                                              Long Term Compensation
                                                                      -------------------------------------
                                     Annual Compensation                        Awards             Payouts
                       ---------------------------------------------  --------------------------   --------
        (a)             (b)         (c)           (d)        (e)           (f)           (g)         (h)          (i)

                                                            Annual      Restricted    Securities     LTIP      All Other
      Name and                                              Comp/         Stock       Underlying   Payouts      Compen-
 Principal Position     Year     Salary ($)    Bonus ($)    Other         Awards       Options/      ($)       sation ($)
                                                             ($)           ($)           SARs                     (1)
                                                                                         (#)
--------------------   -------  -----------   -----------  ---------   ----------    -----------   --------   -----------
                       <C<
John C. Aldin           1996      195,500       290,000          0            0          6,000          0        12,000
   CEO                  1995      182,278       265,000          0            0         46,000          0        12,000
                        1994      171,111       250,000          0            0              0          0        12,000

Gary W. Miller          1996      201,872       290,000          0            0          6,000          0        12,000
   President            1995      185,625       265,000          0            0         46,000          0        12,000
                        1994      173,944       250,000          0            0              0          0        12,000

James W. Good           1996      176,847       175,000          0            0          3,500          0        12,000
   Vice President       1995      167,728       160,000          0            0         23,500          0        12,000
                        1994      123,666       140,000          0            0              0          0        10,073

James E. Kirschner      1996      179,550       142,500          0            0          3,000          0        12,000
   Vice President       1995      171,361       135,000          0            0         23,000          0        12,000
   Secretary            1994      152,735       125,000          0            0              0          0        12,000

Joseph J. DeVito        1996      177,721       175,000          0            0          3,500          0        12,000
   Vice President       1995      168,621       160,000          0            0         23,500          0        12,000
                        1994      126,154       125,000          0            0              0          0        10,341

 (1)  Corporation contribution to Salary Saving and Profit Sharing (401K) Plan.



                                  STOCK OPTIONS

OPTION/STOCK/EQUITY APPRECIATION RIGHTS EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options and stock appreciation rights held as of the end of the fiscal year.

     Options shown in the table below represent discounted stock options granted under the Baldwin & Lyons Employee Discounted Stock Option Plan and equity appreciation rights.


               AGGREGATED OPTION/SAR/EAR EXERCISES IN THE LAST
                   YEAR AND YEAR END OPTION/SAR/EAR VALUES

        (a)            (b)            (c)              (d)                    (e)
                                                                          Value of
                                                   Number of             Unexercised
                                                  Unexercised           In-the-Money
                      Shares                      Options/SARs          Options/SARs
                   Acquired on      Value       Eq. App. Rts. at      Eq. App. Rts. at
                     Exercise      Realized         Year End              Year End
       Name            (#)           ($)              (#)                  ($)(V)
-----------------  -----------  ------------    ------------------    -----------------
John C. Aldin            0            0           211,020  (E)            1,942,802
                                                        0  (N)(1)                 0

Gary W. Miller           0            0           171,456  (E)            1,537,220
                                                   26,668  (N)               64,803

James W. Good            0            0            86,866  (E)              767,486
                                                   13,334  (N)               32,402

James E. Kirschner       0            0            57,666  (E)              563,323
                                                   13,334  (N)               32,402

Joseph J. DeVito         0            0            75,916  (E)              715,042
                                                   13,334  (N)               32,402

(E)  Exercisable at December 31, 1996.
(N)  Not exercisable at December 31, 1996.
(V) In the case of Discounted Stock Options, market value of underlying securities at year end, minus exercise price; in the case of Equity Appreciation Rights, book value at year end, minus book value at date of grant.

(1) Mr. Aldin had previously been granted 26,668 Equity Appreciation Rights which were not vested at the time of his death and therefore expired and are not subject to exercise.

OPTION/STOCK/EQUITY APPRECIATION GRANTS

     The following table sets forth information with respect to the Named Executive Officers concerning the grant of options and equity appreciation rights during the last fiscal year and the value of those options and equity appreciation rights. No equity appreciation rights were granted during 1996.

     OPTION/STOCK APPRECIATION RIGHTS GRANTS IN LAST YEAR

                                                                                     Potential Realizable Value (1)
                                                                                    at Assumed Annual Rates of Stock
Individual Grants                                                                Price Appreciation For Option Term (2)
------------------------------------------------------------------------------  ----------------------------------------
         (a)         (b)          (c)         (d)          (d1)        (e)          (f)         (g)          (h)
                               % of Total              Mkt or Book
                   Options/   Options/EARs  Exercise     Value on
                    SARs/      Granted to   or Base      Date of
                   EARs (3)    Employees     Price        Grant     Expiration
         Name      Granted    Fiscal Year   $/Share      $/Share       Date        0% ($)      5% ($)      10% ($)
-----------------  ---------  ------------  ---------  ------------  ----------  ----------  ----------  -----------
John C. Aldin
  Dis. Stk. Opt.      6,000      24.0%       $1.00        $18.75      12/23/06    $106,500     $177,251    $285,796

Gary W. Miller
  Dis. Stk. Opt.      6,000      24.0%        1.00         18.75      12/23/06     106,500      177,251     285,796

James W. Good
  Dis. Stk. Opt.      3,500      14.0%        1.00         18.75      12/23/06      62,125      103,396     166,714

James E. Kirschner
  Dis. Stk. Opt.      3,000      12.0%        1.00         18.75      12/23/06      53,250       88,625     142,898

Joseph J. DeVito
  Dis. Stk. Opt.      3,500      14.0%        1.00         18.75      12/23/06      62,125      103,396     166,714


(1) Potential realizable value, in the case of Discounted Stock Options, represents the difference between the potential market value of the shares subject to the options and the exercise price of the options, assuming the indicated compound rates of growth. In the case of Equity Appreciation Rights, represents the difference between the book value of the shares subject to the Equity Appreciation Rights at the end of the quarter immediately preceding the date of the grant and the book value of the shares at the end of the quarter immediately preceding the date of exercise of the Equity Appreciation Rights, assuming the indicated compound rates of growth.

(2) The dollar amounts in the last two columns are the result of calculations at 5% and 10% compound annual rates and are not intended to forecast future appreciation of the Corporation's common shares or book value of the common shares. The Corporation did not elect to use an alternative option pricing method for valuation because it is not aware of any formula which it believes will determine with reasonable accuracy a present value based on unknown
factors.   The potential realizable values in the table include amounts which are the result of the Compensation Committee granting certain executive officers Discounted Stock Options and/or Equity Appreciation Rights in lieu of cash as part of an overall compensation package.

(3) Each Equity Appreciation Right ("Right") entitles the employee to payment for the appreciation in the book value of one share of the Corporation's common stock from the end of the quarter immediately prior to the date of grant through the end of the quarter immediately prior to the date of exercise. The Rights vest and become exercisable at the rate of one-third per year at the end of the one-year, two-year and three-year periods from the date of grant. Any unexercised Rights terminate ten years from the date of grant.

CORPORATION PERFORMANCE

The following graph shows a five year comparison of cumulative total return for the Corporation=s Class B common shares, the NASDAQ Insurance Stock Index and the NASDAQ stock market index (U.S.).

                             CUMULATIVE TOTAL RETURN

                     BALDWIN & LYONS, INC. (CLASS B COMMON)

           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                                           NASDAQ
    Measurement       Baldwin &        NASDAQ Stock      Insurance
      Period        Lyons, Inc.        Market(US)         Stocks
----------------   -------------     --------------  --------------
Dec 31, 1991            100              100               100
Dec 31, 1992            140.8            116.4             135.3
Dec 31, 1993            192.1            133.6             144.8
Dec 31, 1994            176.1            130.6             136.3
Dec 31, 1995            202.3            184.7             193.6
Dec 31, 1996            228.5            227.2             220.6



TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation and its subsidiaries, Protective Insurance Company ("Protective") and Sagamore Insurance Company ("Sagamore"), maintain depository relationships with National City Bank, Indiana ("National City") of which Otto
N. Frenzel III, is Chairman of the Executive Committee. National City also provides various custodial and safekeeping services to the Corporation, Protective and Sagamore and serves as transfer agent for the Corporation's common shares. The Corporation and its subsidiaries also had investments in various money-market accounts which were managed by unrelated third parties but were purchased through an affiliate of National City. In addition, during 1996, the Corporation, Protective and Sagamore effected purchases, but no sales, of securities aggregating approximately $7,473,000 through the same affiliate of National City.

During 1996, the Corporation, Protective and Sagamore effected purchases and sales of securities aggregating, respectively, approximately $58,218,000 and $53,363,000 with SF Investments, Inc., a broker-dealer firm of which Nathan Shapiro is President. The Corporation paid approximately $218,000 during 1996 to SF Investments and SLD Corporation, which are controlled by Mr. Shapiro, for advice and counseling on the Corporation's investment portfolio and approximately $350,000 to SF Investments for management of a portion of the Corporation's equity securities portfolio. Mr. Shapiro is a director of the Corporation.

The Corporation had an investment of approximately $8,000 in various money-market accounts managed by Merrill Lynch Co., Inc. at December 31, 1996. Thomas
H. Patrick, a director of the Corporation, is the Executive Vice President of Merrill Lynch Co., Inc.

The Corporation, Protective, and Sagamore have agreements with Chicago Trust Company ("CTC") for the management of substantial portions of the Companies' investment portfolios. CTC is paid a management fee based on the average cost of investments managed. During 1996, a total of approximately $364,000 was paid by the Corporation and its subsidiaries to CTC for its management services. Stuart D. Bilton, a director of the Corporation, is President and Chief Executive Officer of CTC.

Prior to October 31, 1996, the Corporation owned approximately 38.3% of the Common Stock of Amli Realty Co. ("Amli"), which is engaged in the business of land and property acquisition, development, construction, corporate services, leasing, sales, institutional management, debt and equity financing and property management. Effective October 31, 1996, Amli was acquired by an unrelated publicly traded corporation and the Corporation ceased being a shareholder of Amli. Gregory T. Mutz, a director of the Corporation, was Amli's Chairman of the Board and directly or through affiliates, controlled approximately 26.2% of Amli's Common Stock at October 31, 1996. Amli had financed purchases of its stock by its employees, including Mr. Mutz, at interest rates of 4.0% to 7.25%. The largest amount of Mr. Mutz's indebtedness to Amli for such purchases outstanding from January 1, 1996, through October 31, 1996, was $647,546 and at October 31, 1996, such amount was $647,546. At December 31, 1996, the Corporation has invested approximately $2,178,000 in four limited partnership real estate ventures in which Amli serves as a general partner and owns 20,900 shares of beneficial interest of an Amli real estate investment trust.

PROPOSAL TO RESTATE EMPLOYEE DISCOUNTED STOCK OPTION PLAN

The Baldwin & Lyons, Inc. Employee Discounted Stock Option Plan (the "Plan"), the principal terms of which are set forth in Exhibit A attached hereto, was adopted by the Board of Directors and was approved by the shareholders of the Corporation at the 1989 annual meeting of shareholders. The Plan was subsequently amended by the Board of Directors in 1993 and the amendment was approved by the shareholder at the 1993 annual meeting of the shareholders. The Plan constitutes a key element of the Corporation's long-term incentive program which is intended to attract, retain and motivate executive officers and other key employees of the Corporation and unify executive officer's and key employee's interests with those of the shareholders of the Corporation.

Under certain provisions of the federal tax laws, greater flexibility in the exercise of options granted pursuant to the Plan by the estate of a deceased Plan participant may be desirable from both the perspective of the Plan participant=s estate and from the perspective of the Corporation. Due to the enactment of Section 162(m) of the Internal Revenue Code subsequent to the adoption of the Plan, under certain circumstances, compensation to Named Executive Officers in excess of one million dollars ($1,000,000) may not be deductible to the Corporation. That provision may also deny to the Corporation a compensation deduction which would otherwise be available upon exercise of options granted under the Plan by the estate of a deceased Named Executive Officer. The Plan, as currently written, permits the estate of a deceased Named Executive Officer to exercise an option for a period of six months from the date of death, or the option will lapse. By permitting such a brief exercise period, the estate of a deceased Named Executive Officer may be denied the opportunity to most effectively plan its tax obligations. In effect, as the result of the death of a valued employee of the Corporation, options which were granted over a period of years, as compensation for a number of years of value contribution to the Corporation, may be required to be realized and recognized in one year, with the possibility that a portion of the compensation may not be deductible to the Corporation. The Board of Directors has determined that it is in the best interests of the Corporation to restate the Plan to permit the exercise of otherwise exercisable options granted pursuant to the Plan by the estate of a deceased Plan participant at any time before the April 15th following the second January 1 following the date of death of the deceased Plan participant.

The proposed amendment would permit greater flexibility to the estate of a Plan participant, and in the case of the estate of a Named Executive Officer, permit exercise over a three tax year period. If the estate elects to exercise over a period of time, the estate can more effectively plan its tax liability while reducing the possibility that the Corporation will not be permitted to deduct a portion of the compensation paid to the Named Executive Office as a result of the provisions of Section 162(m) of the Internal Revenue Code and the rules adopted thereunder.

The second proposed amendment would be to extend the expiration date of the Plan. At the present time, the Plan is scheduled to expire on May 31, 1999.
The Board of Directors has determined that it is important that the Plan be available for grants of options in the future in that the Plan has become an important part of the overall compensation package of officers and key employees. The Plan permits the Corporation to provide economic benefit to its employees without actual cash flow expenditures. In addition, under current tax law, at the time of the exercise of the option, the employee will recognize income and the Corporation will be entitled to a compensation deduction for federal income tax purposes. Thus, the Corporation gains a tax benefit, the employee has been compensated, and the Corporation has retained all of its available cash for normal corporate purposes. It is for those reasons that the Board of Directors has adopted the proposed change to extend the term of the Plan for an additional five (5) years to 2004.

The final proposed material amendment to the Plan substantially eliminates the requirement for shareholder approval of Plan amendments in the future. Under the recent rules adopted by the Securities and Exchange Commission ("Commission"), shareholder approval of certain types of stock option plans, and amendments thereto, is no longer required to comply with certain exemptive rules adopted by the Commission relating to "short swing" profits provisions of the federal securities laws. The Corporation believes that the flexibility provided by the removal of shareholder approval requirements will allow the Board of Directors additional latitude to modify the Plan in the future to better accomplish the purposes for which the Plan was adopted, while still linking shareholder interests and those of officers and key employees of the Corporation. In addition to the amendments discussed above, certain minor modifications are being made to comply with the provisions of the above referenced exemptive rules adopted by the Commission.

The Corporation believes that shareholder approval of the proposed amendments to the Plan is necessary to comply with the provisions of the Plan as currently written and has therefore determined to submit the proposal to the shareholders for consideration and approval. If the proposed amendments to and Restatement of the Plan are not approved by shareholders, the Plan will remain as it currently exists. Attached hereto as Exhibit A is a summary of the provisions of the Restated Employee Discounted Stock Option Plan.

The Board of Directors recommends a vote "FOR" adoption for the proposed amendments to the Plan.

INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 1997. Representatives of Ernst & Young LLP are expected to be in attendance at the Annual Meeting and will be provided an opportunity to make a statement should they desire to do so and to respond to appropriate inquiries from the shareholders. Ernst & Young LLP has acted as the Corporation's independent auditors since 1970.

The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors.

VOTE REQUIRED FOR APPROVAL

Shareholders owning a majority of the Class A shares outstanding must be present or represented by proxy in order to constitute a quorum for the transaction of business. Thus, a total of 1,220,290 Class A shares will be required at the meeting for such a quorum. In order to elect the directors for the ensuing year, approve the amendments to the Baldwin & Lyons Employee Discounted Stock Option Plan and to confirm the appointment of Ernst & Young LLP as the Corporation's independent auditors, a majority of the votes present at the meeting, either in person or by proxy, a quorum being present, will be required.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 1998 Annual Meeting of Shareholders must be received by the Corporation at its principal office on or before November 30, 1997 to be considered for inclusion in the Corporation's proxy materials for that meeting.

OTHER MATTERS

The Corporation knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, such matters will be acted upon by the persons named as proxies in the accompanying Proxy according to their best judgment in the best interests of the Corporation.

The Annual Report to Shareholders containing financial statements for the year ended December 31, 1996 and other information concerning the operations of the Corporation is enclosed herewith but is not regarded as proxy soliciting material. Similarly, the Report of the Compensation and Employee Benefits Committee and the Comparative Cumulative Total Return graph included above are not regarded as proxy soliciting material.

Each shareholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Prompt response is helpful, and your cooperation will be appreciated.

March 31, 1997


By Order of the Board of
Directors


/s/ James E. Kirschner


James E. Kirschner
Secretary


                                    EXHIBIT A

                   SUMMARY OF MAJOR TERMS OF RESTATED EMPLOYEE
                          DISCOUNTED STOCK OPTION PLAN

     The Baldwin & Lyons, Inc. Employee Restated Discounted Stock Option Plan (the "Discounted Option Plan") contemplates the grant of discounted stock options to officers and certain key employees of the Corporation. The Plan originally provided that a total of 50,000 Class B common shares would be subject to grant. In 1993, the Plan was amended to increase to 300,000 the number of Class B shares subject to grant. As a result of a three for one stock split in late 1993, a total of 900,000 Class B common shares are subject to the Plan. As of March 17, 1997, a total of 228,075 options have been granted, 77,675 have been exercised and 671,925 remain available for grant.

PLAN ADMINISTRATION.

     The Discounted Option Plan will generally be administered by a committee, consisting of not less than two directors, who shall be appointed by the Board of the Corporation. Members of the Option Committee must be Non-Employee Directors with the meaning of Rule 16b-3(b)(3)(i) adopted by the Securities and Exchange Commission.

PARTICIPATION.

     The Option Committee will determine and designate those managerial, executive, and key employees of the Corporation and its subsidiaries who will be eligible for and receive Discounted Options. The Option Committee will similarly determine the number of shares subject to each option granted to an employee.

SHARES SUBJECT TO THE PLAN.

     The aggregate number of shares which may be granted under the Discounted Option Plan is 900,000 Class B common shares, 228,075 of which have been previously granted, leaving 671,925 available for grant in the future.

EFFECTIVE DATE AND TERM OF PLAN.

     The Discounted Option Plan became effective on May 2, 1989, upon its approval by the shareholders. The amendments to the Discounted Option Plan became effective May 4, 1993, and the Restatement will become effective upon approval by the shareholders of the Corporation. The term of the Discounted Option Plan is for a period of ten (10) years from the effective date, which means the Discounted Plan will expire on May 1, 1999, unless terminated earlier by the Board of Directors. Under the Restated Plan, the term of the Restated Plan will be extended to May 1, 2004.

OPTION EXERCISE PRICE.

     The exercise price for Discounted Options shall be fixed by the Option Committee and, absent a specific determination, the Discounted Option exercise price shall be One Dollar ($1.00) per Class B common share. All options which were previously granted were at an exercise price of One Dollar ($1.00) per share on the date of grant.

OPTION EXPIRATION DATE.

     The Discounted Options expire, except as specified elsewhere in the plan for specific situations, on the earliest of: (i) a date which is ten years and one day after the date on which the Discounted Option was granted; (ii) the date established by the Option Committee at the time of the grant; (iii) at a date which is six months after the date on which the employee's employment with the Corporation or its subsidiary is terminated as a result of: (i) retirement on the normal retirement date; (ii) early retirement with consent of the Board of the Corporation; or (iii) disability.

EXERCISE OF OPTIONS.

     Discounted Options may not be exercised prior to the completion of six continuous months of employment by the Corporation or its subsidiaries. A Discounted Option may be exercised by providing written notice to the Secretary of the Corporation along with delivery of the purchase price in full, together with any applicable state or federal withholding taxes arising in connection with the transaction. All payments must be made in cash.

TERMINATION OF EMPLOYMENT.

     Other than as provided above and except as the Option Committee otherwise determines in a particular case, an employee whose employment terminates for any reason other than: (i) retirement on the normal retirement date; (ii) early retirement with consent of the Board of the Corporation; (iii) disability; or
(iv) death, shall have no right to exercise the Discounted Options.

DEATH OF PARTICIPANT.

     In case of the death of an employee, any Discounted Options which were entitled to be exercised on the date of death shall be exercisable by a person or persons to whom such rights pass by will or the laws of descent and distribution. Under the current Plan, the estate of the Plan participant has six months in which to exercise any otherwise exercisable options. If the Restated Plan is adopted, the estate of the deceased employee may exercise the option at any time prior to the 15th day of April following the second January 1st to occur following the date of death of the employee. The estate shall have that period of time to exercise the options regardless of when it would otherwise have expired.

TRANSFERABILITY.

     Options granted under the Discounted Option Plan are not transferable except by will or the laws of descent and distribution.

CHANGES IN CAPITALIZATION.

     In the event of any change in the outstanding number of Class B common shares of the Corporation by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the number of shares which shall be subject to the options issued under this Restated Plan shall be adjusted appropriately.

AMENDMENT AND TERMINATION OF PLAN.

     Subject to the provisions of the Restated Plan, the Board may amend, suspend or terminate the Restated Plan. Under the prior Plan, no such amendment could, without shareholder approval: (i) increase the total number of shares for which options may be granted, (ii) materially modify the provisions of the Discounted Option Plan relating to eligibility to participate in the Discounted Option Plan, (iii) change the price at which an option may be exercised, or (iv) extend the maximum period during which a Discounted Option is exercisable or date upon which the Discounted Option Plan will terminate. Under the Restated Plan, shareholder approval of amendments to the Restated Plan will effectively be eliminated.

OPTIONS GRANTED PRIOR TO EFFECTIVE DATE OF PLAN.

     Any currently outstanding option granted to employees prior to the effective date of the Restated Plan, on terms substantially similar to those contained in the Restated Plan, may be subject to the terms and conditions of the Restated Plan by the optionholder providing the Corporation notice of consent to applicability of the Restated Plan. The options will have the same exercise period as the old options as well as the same exercise price.

FEDERAL TAX CONSEQUENCES.

     Under current tax law, at the time of the exercise of the Discounted Option, the employee recognizes income in an amount equal to the difference between the exercise price, in the case of the Restated Plan, generally One Dollar ($1.00) per share and the fair market value on the date of the exercise, approximately seventeen and 375/1000 Dollars ($17.375) as of March 17, 1997.
The Corporation is entitled to a deduction for federal income tax purposes in an amount equal to the income recognized by the employee in the year in which the employee exercises the option. Under current tax law, there is generally no tax consequence to either the employee or the Corporation at the time of the grant of the Discounted Option.

PURPOSES OF THE PLAN AND PROPOSED AMENDMENT.

     The Board of Directors of the Corporation believes that the adoption of the Discounted Option Plan had several beneficial effects for the Corporation. The Board believes that key employees and management personnel were rewarded and desired to remain with the Corporation in order to participate in the long term growth and development of the Corporation. The Discounted Option Plan was intended to promote a close identity of interest between the Corporation's employees and its shareholders as well as providing a means to attract and retain outstanding management personnel.

     The Discounted Option Plan further permitted the Corporation to provide economic benefits to its employees without actual cash flow expenditures. Under current tax law, at the time of the exercise of the Discounted Option, the employee recognizes income and the Corporation is entitled to a deduction for federal income tax purposes. Thus, the Corporation gains a tax benefit, the employee has been compensated, and the Corporation has retained all of its available cash for normal corporate purposes.

     The Board of Directors believes that the proposed restatement to will permit the Corporation to continue to accomplish all of the purposes listed above while providing greater flexibility to the estate of valued employees of the Corporation.


                                                                        APPENDIX
PROXY                        BALDWIN & LYONS, INC.
                1099 North Meridian Street, Indianapolis, Indiana

                  Annual Meeting of Shareholders -- May 6, 1997
               Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Gary W. Miller, James Kirschner and G. Patrick Corydon or any of them, with powers of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. to be held on May 6, 1997, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:

1.   ELECTION OF DIRECTORS
     FOR all nominees listed below (except as
     marked to the contrary below)                [    ]

     WITHHOLD AUTHORITY
     to vote for all nominees listed below        [    ]


                     Stuart D. Bilton, Otto N. Frenzel, III,
       Gary W. Miller, Gregory T. Mutz, John M. O'Mara, Thomas H. Patrick,
                Nathan Shapiro, Norton Shapiro, L. Leslie Waters,

 (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


  -----------------------------------------------------------------------------
           (Continued, and to be signed and dated, on the other side.)

2.  ADOPTION OF THE RESTATEMENT OF THE EMPLOYEE DISCOUNTED STOCK OPTION PLAN


     [    ] FOR            [    ] AGAINST         [    ] ABSTAIN

3.  RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent auditors


     [    ] FOR            [    ] AGAINST         [    ] ABSTAIN


4. In their discretion, on such other matters as may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED IN PROPOSAL 1 , FOR THE RESTATEMENT OF THE EMPLOYEE DISCOUNTED STOCK OPTION PLAN IN PROPOSAL 2, AND FOR THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS NAMED IN PROPOSAL 3.


Dated:                 , 1997
       ----------------
Address correction requested.      Please sign exactly as your name appears
                                   hereon.


                                   --------------------------------------------
(Signature of Shareholder)


                                   --------------------------------------------
(Signature of Shareholder)

                                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.
                                   Joint owners should each sign personally.
                                   Administrators, trustees, guardians,
                                   attorneys or others signing in a
                                   representative capacity should indicate
                                   the  capacity in which they sign.